Exhibit 10.9

P.V. Nano Cell Ltd.

CAPITAL NOTE

Date of Issuance
USD 100,000	November 26, 2014

P.V. Nano Cell Ltd., an Israeli company (the “Company”), hereby promises to pay to the order of IP Bank International (Suzhou) Co., Ltd. (“IPB”), the sum of one hundred thousand US dollars ($100,000) (the “Note Amount”), in connection with the Side Agreement by and between the Company and IPB, dated as of July 20, 2014 (the “Side Agreement”), all pursuant to the terms and conditions of this general unsecured capital note (this “Note”).

Capitalized terms used but not otherwise defined in this Note, shall have the meanings ascribed to them in the Side Agreement.

1.           Payment. The Note Amount shall be paid by the Company to IPB, within 14 days following the consummation of the closing of a Trigger Event (as such term is defined in Section 3 to the Side Agreement), upon surrender of this Note to the Company. Payment of the Note Amount shall be made in lawful money of the United States of America, at the principal office of the Company or at such place as may be designated in writing by IPB. The Note Amount shall not bear interest.

2.           Miscellaneous. This Note, and the obligations and rights of the Company hereunder, shall be binding on and inure to the benefit of the Company, IPB, and their respective heirs, successors, and assigns. This Note shall be governed by, and construed in accordance with the laws of the State of Israel, without regard to its conflict of law rules. Any dispute arising under or in relation to this Note shall be resolved in the competent court in Tel-Aviv, and each of the parties hereby submits irrevocably to the jurisdiction of such court. This Note embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and it supersedes all prior agreements, arrangements, understandings and undertakings, written or oral, relating to the subject matter hereof, if any. This Note may not be modified or amended except with the written consent of the Company and IPB. This Note may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

/S/ Dr. Fernando de la Vega
Agreed and Accepted:	P.V. Nano Cell Ltd.

/S/ Amit Gal-Or
IP Bank International (Suzhou) Co., Ltd. (“IPB”)	By: Dr. Fernando de la Vega

By: Amit Gal-Or	Title: CEO

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